UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) February 27, 2001

National Presto Industries, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation	1-2451 (Commission File Number)	39-0494170 (IRS Employer Identification No.)

3925 North Hastings Way Eau Claire, Wisconsin (Address of principal executive office)	54703-3703 (Zip Code)

Registrant’s telephone number, including area code                              (715) 839-2121

N/A
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On February 24, 2001, the Registrant finalized the acquisition of AMTEC Corporation of Janesville, Wisconsin. AMTEC is engaged in the precision manufacture of sophisticated mechanical, electromechanical, and electronic assembly components for the United States Government and various government subcontractors. It has annual sales of between $10,000,000 and $12,000,000, but has the potential to double that business within the next few years.

The Registrant has previously made known its intention to seek a renewed role in United States defense efforts. It is believed that the AMTEC purchase will provide an excellent foundation for the acquisition of other defense companies as the Registrant reestablishes its presence within the defense industry.

Forward looking statements in this Form 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from historical results. Investors are cautioned that all forward looking statements involve risks and uncertainty. The factors that could cause actual results to differ materially are the following: government defense spending and defense requirements; interest rates; continuity of relationships with and purchases by the United States Government and other major customers; product mix; competitive pressure on pricing; and increases in material or production costs which cannot be recouped through pricing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Presto Industries, Inc. (Registrant)
Date February 27, 2001	/s/ Maryjo Cohen (Signature) Maryjo Cohen, President and Chief Executive Officer